UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2022

Date of Report (Date of earliest event reported)

                  Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange

__________________________________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 8, 2022, the Board of Directors (the “Board”) of Lincoln National Corporation (the “Corporation”) rescinded its resolution dated August 27, 2021, pursuant to which the Board had approved an amendment to the Corporation’s Amended and Restated Bylaws (the “Bylaws”), to be effective May 27, 2022, to modify the language in Article II, Section 1 of the Bylaws to increase the number of authorized Board members from thirteen to fourteen (the “Amendment”).  The Amendment was disclosed, and the form of Bylaws to be effective May 27, 2022 was filed, by the Corporation on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2021.  The purpose of the Amendment had been to accommodate the addition of a fourteenth member of the Board effective the date of the Corporation’s Annual Meeting of Shareholders on May 27, 2022.  However, in light of the passing in February 2022 of Board member George W. Henderson, III, the number of current directors has been reduced to twelve, and the Amendment is no longer required.  Accordingly, the Corporation’s current Bylaws, which became effective as of November 1, 2021, and were filed by the Corporation on a Current Report on Form 8-K filed with the SEC on August 23, 2021, will continue to remain in effect beyond May 27, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President and Secretary

Date:  April 11, 2022